Exhibit (e)(x)

                         Amendment #1 to Exhibit L
                                  To the
                          Distributor's Contract

                           MARSHALL FUNDS, INC.

                      Marshall Short-Term Income Fund

                              Class A Shares


     In consideration of the mutual covenants set forth in the Distributor's Contract dated October 1, 1992 between Marshall Funds, Inc. and Federated Securities Corp., Marshall Funds, Inc. executes and delivers this Amendment No. 1 to Exhibit L on behalf of the Portfolios, adding the Marshall Short-Term Income Fund to the list of Funds subject to the provision of Exhibit L.

     Witness the due execution hereof effective this 1st day of May, 2000.

                                    MARSHALL FUNDS, INC.


                                    By:  /s/ Brooke J. Billick
                                       -------------------------
                                    Name:  Brooke J. Billick
                                    Title:  Secretary


                                    FEDERATED SECURITIES CORP.


                                    By:  /s/ David M. Taylor
                                       -------------------------
                                    Name:  David M. Taylor
                                    Title:  Executive Vice President